Exhibit 99.1

AVKARE, INC.

FINANCIAL STATEMENTS

December 31, 2019

INDEPENDENT AUDITOR’S REPORT

The Board of Directors

AvKARE, Inc.

Pulaski, Tennessee

Report on the Financial Statements

We have audited the accompanying financial statements of AvKARE, Inc., which comprise the balance sheet as of December 31, 2019, and the related statements of income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AvKARE, Inc. as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 13, on January 31, 2020 the Company was purchased by Rondo Acquisition, LLC, a wholly-owned subsidiary of Amneal Pharmaceuticals, Inc.

/s/ Crowe LLP

Franklin, Tennessee

April 17, 2020

2.

AVKARE, INC.

BALANCE SHEET

December 31, 2019

ASSETS
Current assets
Cash	$1,015,136
Accounts receivable, net	42,868,256
Inventory	801,044
Related party receivable	27,369,481
Prepaid expenses and other current assets	651,881

Total current assets	72,705,798
Equipment and software
Furniture, fixtures and equipment	670,073
Software	2,566,961

3,237,034
Less: accumulated depreciation and amortization	(1,798,607)

Total equipment and software, net	1,438,427
Other assets
Deferred income taxes	229,705
Investment	130,459

Total assets	$74,504,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,768,421
Accrued expenses	15,847,425
Related party payable	3,271,106
Income taxes payable	452,147
Distribution fees payable	2,608,532
Chargebacks payable	11,181,474

Total current liabilities	35,129,105
Stockholders’ equity
Common stock—$1 par value, 10,000 shares authorized, 1,000 shares issued and outstanding	1,000
Retained earnings	39,374,284

Total stockholders’ equity	39,375,284

Total liabilities and stockholders’ equity	$74,504,389

See accompanying notes to the financial statements.

3.

AVKARE, INC.

STATEMENT OF INCOME

December 31, 2019

Sales, net	$281,410,979
Cost of sales	231,606,978

Gross profit	49,804,001
Operating expenses
Advertising	63,396
Bank charges	43,314
Charitable contributions	58,334
Computer expense	62,638
Depreciation and amortization	410,112
Dues and subscriptions	217,008
Employee benefits	137,031
Insurance	723,982
Miscellaneous	256,166
Professional fees	2,495,996
Rent and leases	317,532
Repairs and maintenance	5,820
Research and development	2,249,860
Salaries and wages	5,448,516
Supplies	91,429
Taxes and licenses	183,278
Travel and entertainment	670,514
Utilities and telephone	167,915

Total operating expenses	13,602,841

Income from operations	36,201,160
Other income
Equity in earnings on investment	233,230
Miscellaneous income	56,598

Income before state income taxes	36,490,988
Provision for state income taxes	773,430

Net income	$35,717,558

See accompanying notes to the financial statements.

4.

AVKARE, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

Year ended December 31, 2019

	Shares	Common Stock	Retained Earnings	Total
Balance at January 1, 2019	1,000	$1,000	$29,156,726	$29,157,726
Net income	—	—	35,717,558	35,717,558
Distributions to shareholders	—	—	(25,500,000)	(25,500,000)

Balance at December 31, 2019	1,000	$1,000	$39,374,284	$39,375,284

See accompanying notes to the financial statements.

5.

AVKARE, INC.

STATEMENT OF CASH FLOWS

Year ended December 31, 2019

Cash flows from operating activities
Net income	$35,717,558
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	410,112
Loss on sale of equipment and software	33,025
Equity earnings on investment	(233,230)
Deferred income taxes	13,460
Changes in assets and liabilities
Accounts receivable	6,341,313
Inventory	(16,467)
Related party	(1,752,388)
Prepaid expenses	1,101,846
Accounts payable	(665,524)
Accrued expenses	2,235,994
Checks written in excess of bank balance	(113,883)
Distribution fees payable	(650,589)
Chargebacks payable	(4,469,784)
Income taxes payable	248,355

Net cash from operating activities	38,199,798
Cash flows from investing activities
Distribution received from investment	233,230
Purchases of equipment and software	(30,965)

Net cash from investing activities	202,265
Cash flows from financing activities
Advances to related parties, net	(11,886,927)
Distributions to stockholders	(25,500,000)

Net cash from financing activities	(37,386,927)

Net change in cash and cash equivalents	1,015,136
Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$1,015,136

Supplemental disclosures of cash flow information
State income taxes paid	$511,615

See accompanying notes to the financial statements.

6.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Business: AvKARE, Inc. (a Tennessee corporation and referred to herein as the “Company”) provides pharmaceuticals, medical and surgical products and services primarily to governmental agencies. The Company is subject to regulations of the Food and Drug Administration (“FDA”) and the Drug Enforcement Agency (“DEA”). The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America. The Company is a wholesale distributor of bottle and unit dose pharmaceuticals under the registered names of AvKARE and AvPAK, as well as medical and surgical products.

Organization: AvKARE, Inc. was incorporated under the laws of the state of Tennessee on March 13, 2007. The primary location is Pulaski, Tennessee with representatives also located in Arizona, Florida, Georgia, Indiana, Kentucky, Louisiana, Maryland, Missouri, New Jersey, New York, Ohio, Texas, Utah, Virginia and Illinois.

Recently Issued Accounting Pronouncements: On January 1, 2019, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, and all subsequent amendments thereto (collectively, “Topic 606”). Topic 606 supersedes virtually all existing revenue recognition guidance, including industry-specific guidance, and replaces it with a single, comprehensive framework for recognizing revenue from contracts with customers. Topic 606 also requires enhanced disclosure about the Company’s revenue from contracts with customers.

The Company elected to adopt Topic 606 using the modified retrospective transition method, including the practical expedient to apply Topic 606 only to contracts not completed as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of and for the year ended December 31, 2019. Because there were no material changes to the Company’s accounting policies for revenue recognition, no adjustment was made to retained earnings upon adoption. For further details on the Company’s revenue recognition policies under Topic 606, refer to Note 3.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to determination of the distribution fees, chargeback liabilities and sales returns.

Statement of Cash Flows: For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

7.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

A rollforward of the major categories of sales-related deductions for the year ended December 31, 2019, is as follows:

	Contract Charge-backs and Distribution Fee Allowances	Cash Discount Allowances	Accrued Returns Allowance
Balance at January 1, 2019	$18,910,379	$1,130,652	$11,408,657
Provision related to sales recorded in the period	175,262,878	9,787,803	7,801,383
Credits/payments issued during the period	(180,383,251)	(10,119,747)	(4,716,804)

Balance at December 31, 2019	$13,790,006	$798,708	$14,493,236

Further discussion of these sales-related deductions are included in Notes 3, 9 and 10.

Accounts Receivable: Trade account receivables are stated net of an allowance for doubtful accounts. The Company’s primary customers are governmental agencies and companies that resell the products to commercial hospitals or a governmental agency (“prime vendors”); therefore, bad debts are not a material expense. The Company estimates the allowance for doubtful accounts based on its assessment of collectability of delinquent accounts. The allowance for doubtful accounts was $18,065 at December 31, 2019.

A cash discount is provided to prime vendors. On occasion, prime vendors are given extended terms for special stocking orders. The provisions for cash discounts are estimated based upon invoice billings to prime vendors and historical payment experience.

Inventory: Inventory includes finished goods and is stated at the lower of cost (first-in, first-out) or net realizable value. A majority of the Company’s sales are shipped directly from the supplier to the customer.

Investment: The Company’s investment in Dixon-Shane, LLC d/b/a R&S Northeast, LLC (R&S), consists of a 1% stock ownership in a major supplier.

Equipment and Software: Equipment and software are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line and various accelerated methods at rates calculated to amortize the cost of the assets over their estimated useful lives. Costs of major additions and betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Interest costs directly related to, and incurred during, a construction program, if applicable, are capitalized. No interest was capitalized in 2019 related to major additions. Estimated useful lives are five to seven years for equipment, seven years for furniture and fixtures and three to five years for software.

Income Taxes: The Company elected to be taxed as an “S” corporation whereby the profits or (losses) are taxed to the shareholders on their personal returns. Accordingly, no provision or liability for federal income taxes has been included in the financial statements. The provision or liability for state income taxes is based on the income reported for financial statement purposes (after exclusion of non-taxable income and nondeductible expenses, if any).

8.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

It includes deferred taxes resulting from the recognition of certain revenue and expenses in different periods for tax reporting purposes. The current income tax provision approximates taxes to be paid or refundable for the applicable period. Balance sheet amounts for deferred taxes are recognized on the temporary differences between the basis of assets and liabilities as measured by tax laws and their basis as reported in the financial statements.

The Company recognizes a tax benefit only if it is “more likely than not” the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more-likely-than-not” test, no tax benefit is recorded.

The Company is no longer subject to examination by taxing authorities for years before 2016. The Company has not recorded any unrecognized tax benefits and does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months. The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any amounts accrued for interest and penalties at December 31, 2019.

Research and Development Costs: Research and development expenditures, which are expensed as incurred, totaled $2,249,860 for the year ended December 31, 2019. Included in these costs were expenditures for stability studies related to unit dose testing of certain pharmaceutical products of $1,942,783 for the year ended December 31, 2019.

Advertising Costs: The Company expenses the costs of advertising when these costs are incurred. Advertising costs included in operating expenses were $63,396 for the year ended December 31, 2019.

Fair Value of Financial Instruments: Fair value is the exit price that would be received to sell an asset or paid to transfer a liability. Fair value is a market-based measurement that should be determined using assumptions that market participants would use in pricing an asset or liability. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. To measure fair value, the Company uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable:

Level 1 –	Quoted prices in active markets for identical assets or liabilities.

Level 2 –

Inputs other than Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

Level 3 –

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Value is determined using pricing models, discounted cash flow methodologies, or similar techniques and also includes instruments for which the determination of fair value requires significant judgment or estimation.

The Company believes the carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, and accounts payable approximate their fair values because of the short maturities of these instruments.

9.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Recently Issued Accounting Pronouncements but Not Yet Effective:

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) to improve financial reporting of leasing transactions. Topic 842 requires lessees to recognize most leases on their balance sheet, makes selected changes to lessor accounting and requires disclosure of additional key information about leases. In July 2018, the FASB issued clarifying guidance to the topic in ASU No. 2018-11 and No. 2018-10, “Leases (Topic 842),” which defined several practical expedients for adoption and clarified new accounting methodologies. The standard is effective for annual and interim reporting periods beginning after December 15, 2020. The Company is currently evaluating the full effect this standard will have on its financial statements but expects that the operating leases disclosed in Note 12 will be reflected on the balance sheet as right-of-use assets and liabilities after being discounted for the Company’s incremental borrowing rate.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, which introduced an expected credit loss methodology for the measurement and recognition of credit losses on most financial instruments, including trade receivables and off-balance sheet credit exposure. Under this guidance, an entity is required to consider a broader range of information to estimate expected credit losses, which may result in earlier recognition of losses. This ASU also requires disclosure of information regarding how a company developed its allowance, including changes in the factors that influenced management’s estimate of expected credit losses and the reasons for those changes. The guidance is effective on January 1, 2020 with early adoption permitted. The Company is currently evaluating the effect this standard will have on its financial statements.

NOTE 3 – REVENUE RECOGNITION

The Company’s performance obligation is the supply of finished pharmaceutical and related products to its customers. The Company’s customers consist primarily of pharmaceutical wholesalers. The Company generally maintains contracts with these wholesaler customers and requires submission of a purchase order for purchases. The Company also has direct purchase customers, including government facilities, hospitals, retail pharmacies, and other health facilities for which purchase orders are required for purchases. Some commercial customers are given the opportunity to purchase pharmaceutical products directly through the Company’s order direct site. Additionally, some products are sold direct to consumer on Amazon as well as through an online system accessed from the Company’s website.

Revenue is recognized at a point in time when the Company transfers control of its products to the customer, which occurs either upon shipment or upon delivery, depending on the terms with the customer.

Substantially all of the Company’s gross revenues relate to products which are transferred to the customer at a point in time.

The Company records freight billed to customers in sales. The corresponding costs incurred for shipping and handling related to these customer billed freight costs are recorded in cost of sales in the accompanying statement of income.

10.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 3 – REVENUE RECOGNITION—(Continued)

The Company offers standard payment terms to its customers, which typically require payment net 30 after an invoice is received. Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from revenues. The consideration amounts due from some customers as a result of product sales are subject to variable consideration, as described further below.

The Company offers standard product warranties which provide assurance that the product is manufactured and delivered in compliance and conformity with laws of applicable regulatory agencies, and that Company is either Manufacturer or an Authorized Distributor of the product. Estimated warranty costs are accrued at the date of sale.

The Company’s revenue, net of allowances and returns, by customer type were as follows for the year end December 31, 2019:

Government Drug Sales	$384,523,351
Non-Government Drug Sales	68,241,322
Durable and Disposable Medical Supplies	29,069,808
Less: Variable Consideration	(200,423,502)

$281,410,979

Variable Consideration

The Company includes an estimate of variable consideration in its transaction price at the time of sale. Sources of variable consideration include: chargebacks, distribution fees, GPO (Group Purchasing Organizations) fees, cash discounts, and sales returns.

The Company’s estimates for variable consideration are adjusted as required at each reporting period for specific known developments that may result in a change in the amount of total consideration it expects to receive. The Company assesses whether its estimate of variable consideration is constrained and has determined that the constraint does not apply.

Chargebacks

In the case an indirect customer purchases product from their preferred wholesaler instead of directly from the Company, and the contract price charged to the indirect customer is lower than the price paid to the wholesaler, the Company pays the direct customer (wholesaler) a chargeback for the price differential. The Company accrues an estimate of chargebacks at the time of sale based on the level of inventory of its products in the wholesaler inventory that remain subject to chargebacks and historical chargeback rates. The estimate of the level of products in the inventory is based primarily on data provided by key customers. See Note 9 for further description.

Distribution Fees

The Company agrees to pay the prime customer a wholesale service fee for each product sold based on fee schedules for contracted and non-contracted sales. The Company’s distribution fee accruals in most cases are based on actual net sales and contractual service fees. See Note 10 for further description.

11.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 3 – REVENUE RECOGNITION—(Continued)

Group Purchasing Organization Fees

The Company pays fees to GPOs for administrative services that the GPOs perform in connection with the purchases of product by the GPO participants who are the Company’s indirect customers. The Company’s GPO fee accruals are based on actual net sales, contractual fee rates negotiated with GPOs. See Note 10 for further description.

Prompt Payment (Cash) Discounts

The Company provides customers with prompt payment discounts which may result in adjustments to the price that is invoiced for the product transferred, in the case that payments are made within a defined period. The Company’s prompt payment discount accruals are based on invoice sales amount, which are gross sales, and contractual discount rates and historical experience.

Sales Returns

The Company permits the return of product under certain circumstances, mainly upon product expiration, instances of shipping errors or where product is damaged in transit, some overstock situations, and occurrences of product recalls. The Company’s product returns accrual is primarily based on estimates of future product returns based on actual sales, estimated lag time of returns, historical return rates, and estimated product life. Estimated sales returns of $14,493,236 are included within accrued expenses as of December 31, 2019. The Company also has an agreement with R&S in which R&S will pay 40% of the costs of certain products that are returned and unsaleable. A related party receivable of $4,044,835 has been recorded at December 31, 2019 as part of this agreement.

NOTE 4—ACCOUNTS RECEIVABLE

Trade accounts receivable, net is comprised of the following:

Gross accounts receivable	$42,886,321
Allowance for doubtful accounts	(18,065)

Trade accounts receivable, net	$42,868,256

Approximately 89% of total sales are represented by sales to two customers for 2019. Likewise, approximately 85% of gross accounts receivable at December 31, 2019, were from these customers.

NOTE 5 –ACCRUED EXPENSES

Accounts payable and accrued expenses are comprised of the following:

Accrued cash discounts	$798,708
Accrued salary and bonus	288,040
Accrued sales returns	14,493,236
Accrued other	267,441

Total accrued expenses	$15,847,425

12.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 6 – LINE OF CREDIT

The Company and R&S entered into a joint credit agreement with Wells Fargo Bank, NA. The agreement provides for a joint revolving line of credit with a maximum combined borrowing limit of $55,000,000. The agreement calls for interest to be calculated at the Daily Three Month LIBOR plus 1.75% with a maturity date of June 29, 2020. The line of credit includes a mandatory lock box arrangement and a subjective acceleration clause, accordingly, any outstanding borrowings on the line of credit are classified as a current liability on the balance sheet. The credit agreement also includes a master sweep arrangement whereby excess cash of each borrower is used to pay down the joint borrowings. Accordingly, the Company has recorded a receivable from R&S of $19,722,628 as of December 31, 2019 for excess cash that had been swept against the outstanding joint borrowings. Available advances are limited to a combined borrowing base based joint revolving line of credit at December 31, 2019 was $48,299,122. The Company and AvKare are jointly subject to certain restrictive covenants under the credit agreement and were in compliance with these covenants as of December 31, 2019. The covenants include the calculation of a fixed charge ratio and audited financial statements within 120 days of December 31, 2019. In conjunction with the subsequent transaction discussed in Note 13, the line of credit was paid off on January 31, 2020.

At December 31, 2019, the total loan advanced consisted of the following for the Company and R&S:

Dixon-Shane LLC dba R&S Northeast LLC	$6,700,878
AvKare, Inc.	—

$6,700,878

NOTE 7– STATE INCOME TAXES

The following is a summary of the components of state income tax expense for the year ended December 31, 2019:

Current	$759,970
Deferred	13,460

Provision for income taxes	$773,430

Significant components of the Company’s net deferred tax assets and liabilities as of December 31, 2019 are as follows:

Deferred tax assets:
Excess book allowance for uncollectible accounts	$353
Accrued expenses	243,038
Other items	3,067

246,458
Deferred tax liabilities:
Excess tax depreciation over book	(16,753)

(16,753)

Total	$229,705

13.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company owns a 1% investment interest in one of its major suppliers, R&S, as described in Note 2 which also provides similar products to its customers. The Company purchased $202,379,777 or 87% of its total products for sale from this supplier during the year ended December 31, 2019; that is reported in cost of sales on the statements of income. The Company owes R&S $3,271,106 as of December 31, 2019 that is reported in related party payables. At December 31, 2019, the Company has a receivable of $19,722,628 from R&S related to the master sweep arrangement under the joint line of credit (see Note 6). The Company also has an additional receivable of $7,646,853 as of December 31, 2019 for amounts due as part of a Logistics Agreement in which R&S will pay a portion of returns of expired products and various other receivables. The Company also rented office space from R&S at a monthly amount of $2,778 through May 31, 2019. Effective June 1, 2019 the Company signed a new lease for $1,275 per month with a yearly increase of 3%. The lease expires June 1, 2029. The rent totaled $33,336 for the year ended December 31, 2019.

The Company leases its operating facilities from an entity owned by the stockholders under an operating lease through December 2025 subject to an annual increase of 5%. Lease expense for this facility totaled $276,757 for the year ended December 31, 2019.

The Company made purchases of $295,839 for packaging supplies from an entity owned by a stockholder during the year ended December 31, 2019.

The Company also paid a monthly management fee to AvMEDICAL beginning in May 2019. The fees consisted of the monthly net income from Med/Surg sales less a 1.5% administration fee paid to AvKARE. Fees paid to AvMEDICAL in 2019 totaled $3,537,502. Med/Surg sales totaled approximately $29 million in 2019.

NOTE 9 – CHARGEBACKS

The Company incurs a chargeback (rebate) liability for products sold by its prime vendors to the government under contract pricing arrangements for the difference between the contract price and the wholesale acquisition cost billed to the prime vendor. Prime vendors can also chargeback the difference in the lowest contract price and the wholesale acquisition cost for AvKARE and AVPAK products. The Company establishes a chargeback (rebate) liability in the period of the related sale, which is recorded as a reduction to sales in the statements of income. At December 31, 2019, the chargeback liability was $11,181,474. The total chargeback expense for the year ended December 31, 2019 was $158,819,344.

NOTE 10 – DISTRIBUTION FEES

The Company has a wholesale fee agreement with several prime customers. The Company agrees to pay the prime customer a wholesale service fee, referred to as a distribution fee, for each product sold based on fee schedules for contracted and non-contracted sales. Also, the Company has similar fee agreements with commercial customers through Group Purchasing Organizations. The Company establishes a distribution fee liability in the same period as the related sale which is recorded as a reduction to sales in the statements of income. At December 31, 2019, the distribution fee liability was $2,608,532. Total distribution fees for the year ended December 31, 2019 was $16,443,534.

14.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 11 – RETIREMENT PLAN

The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Matching contributions made by the Company equal 100% of each participant’s contributions up to 3% of annual compensation and 50% of each participant’s contributions between 3% and a maximum of 5% of annual compensation. Expenses related to this plan included in the accompanying financial statements totaled $112,925 during the year ended December 31, 2019.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company is involved in litigation, claims, contingencies and other legal matters. The Company expenses legal costs, including those legal costs expected to be incurred in connection with a loss contingency, as incurred. Management does not believe that the resolution of any of these matters is likely to have a material adverse effect on our results of operations, financial position or cash flows.

The Company and R&S have entered into a joint line of credit agreement with Wells Fargo Bank (see Note 6).

The Company has entered into certain operating lease agreements with related parties as described in Note 8. Total rental expense for 2019 was $317,532.

The following is a schedule by year of future minimum non-cancelable lease payments as of December 31, 2019:

Year Ending December 31,	Related Party	Other	Total
2020	$306,163	$5,148	$311,311
2021	321,159	—	321,159
2022	336,897	—	336,897
2023	353,411	—	353,411
2024	370,741	—	370,741
Thereafter	454,702	—	454,702

	$2,143,073	$5,148	$2,148,221

NOTE 13 – SUBSEQUENT EVENTS

On January 31, 2020 the Company was purchased by Rondo Acquisition, LLC, a wholly-owned subsidiary of Amneal Pharmaceuticals, Inc. pursuant to a purchase agreement dated December 10, 2019. The agreement calls for the purchase of approximately 65% of the Company and R&S for approximately $299 million.

On January 31, 2020, Rondo Acquisition, LLC, entered into a new revolving credit and term loan agreement. The agreement provides for a principal amount equal to $210 million consisting of a revolving credit facility of $30 million and term loan of $180 million. The Company, along with several other subsidiaries of Amneal Pharmaceuticals, Inc., is a guarantor on these loans.

During January 2020, AvKare, Inc. was converted to a limited liability company.

15.

AVKARE, INC.

NOTES TO FINANCIAL STATEMENTS

Year ended December 31, 2019

NOTE 13 – SUBSEQUENT EVENTS—(Continued)

On January 30, 2020, the Company entered into an agreement with AvMEDICAL, LLC, a related party. The agreement called for the sale of the Med/Surg contracts to AvMEDICAL for $220,000 as well as the sale of related inventory and personal property of $320,223. The Company also paid a monthly management fee to AvMEDICAL beginning in May 2019. The fees consisted of the monthly net income from Med/Surg sales less a 1.5% administration fee paid to AvKARE. Fees paid to AvMEDICAL in 2019 totaled $3,537,502. Med/Surg sales totaled approximately $29 million in 2019.

In December 2019, a novel strain of coronavirus surfaced in Wuhan, China, and has spread around the world, with resulting business and social disruption. The coronavirus was declared a Public Health Emergency of International Concern by the World Health Organization on January 30, 2020. The operations and business results of the company could be materially adversely affected. The extent to which the coronavirus may impact business activity or results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions required to contain the coronavirus or treat its impact, among others.

The Company has evaluated subsequent events through April 17, 2020 the date which the financial statements were available to be issued. There were no events requiring recording or disclosure in the financial statements for the year ended December 31, 2019 other than the items discussed above.

16.